THE DAVEY TREE EXPERT COMPANY
CORPORATE OFFICE, 1500 N. MANTUA ST., P.O. BOX 5193, KENT, OHIO 44240-5193
TEL. 330-673-9511

Securities and Exchange Commission
Washington, D.C. 20549

Re:	The Davey Tree Expert Company
Commission File No. 000-11917
Section 16(a) Reports
Authorized Representatives

Ladies and Gentlemen:

The Davey Tree Expert Company (the "Company") is the issuer of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The person signing his or her name below confirms, as of the date appearing opposite his or her signature, that each of the “Authorized Representatives” named below is authorized on his or her behalf to prepare and sign such statements on Form 3, Form 4, Form 5, or otherwise with respect to securities of the Company (the "Securities"), and to file with the Securities and Exchange Commission such filings, including reports, notices, amendments and other statements with respect to the Securities, as are required by Section 16(a) of  the 1934 Act. The person so signing also confirms the authority of each of the Authorized Representatives to do and perform, on his or her behalf, any and all acts and things with respect to the Securities requisite or necessary to assure compliance by the signing person with the filing requirements of Section 16(a) of the 1934 Act. The undersigned acknowledges that the Authorized Representatives are serving in such capacity at the request of the undersigned and are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the 1934 Act. The authority confirmed herein shall remain in effect as to the person signing his name below until such time as the Commission shall receive from him or her a written communication terminating or modifying the authority.

Authorized Representatives

Karl J. Warnke
Joseph R. Paul
Christopher J. Bast
Nicholas R. Sucic
Marjorie L. Conner
Heather L. Micozzi
Diane L. Fletcher

Date:	February 13, 2014	By:	/s/J. Dawson Cunningham
J. Dawson Cunningham